UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2006
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METALLINE MINING COMPANY
(Exact name of registrant as specified in its charter)

Nevada	000-27667	91-1766677
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1330 E. Margaret Avenue, Coeur d'Alene, Idaho 83815
(Address of principal executive offices) (Zip Code)

(208) 665-2002
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.02 Unregistered Sales of Equity Securities.

On March 6, 2006 Metalline Mining Company ("Metalline") announced that it had completed a private placement offering of 13,945,636 shares of Metalline's common stock at a price of $0.80 per share resulting in aggregate proceeds of $11,156,508.80. In connection with the sale of these shares, for each share sold, Metalline also issued a warrant to purchase one additional share of common stock at an exercise price of $1.25 per share. The warrants are exercisable for a period of five years from their issuance.

These shares were issued to 148 accredited investors as part of a private placement offering that commenced on March 31, 2005. The shares were issued without registration under the Securities Act of 1933 in reliance upon exemptions from the registration requirements provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. Commissions totaling $339,816 were paid to placement agents in connection with the offering. The text of the press release issued by Metalline announcing the closing of the offering is furnished as Exhibit 99.1 to this report.

Item 9.01. Financial Statements and Exhibits.

(c)	The following exhibits are filed herewith:

Exhibit No.	Exhibit Description

10.1	Form of Subscription Agreement.

99.1	Press release text of Metalline Mining Company dated March 6, 2006.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

METALLINE MINING COMPANY (Registrant)

Date: March 6, 2006	By:	/s/ MERLIN D. BINGHAM

Name: Merlin D. Bingham Title: President